747 Third Avenue
                                                              New York, NY 10017
                                                             Tel. (212) 486-2004
                                                              Fax (212) 486-1822


Matrix Advisors Value Fund, Inc.











                                 CODE OF ETHICS
                   POLICY ON PERSONAL SECURITIES TRANSACTIONS
                                       AND
                                 INSIDER TRADING


                              o   BE ETHICAL
                              o   ACT PROFESSIONALLY
                              o   IMPROVE COMPETENCY
                              o   EXERCISE INDEPENDENT JUDGMENT








                                   August 2004

                                TABLE OF CONTENTS

I  INTRODUCTION................................................................3

   I.1 CODE OF ETHICS..........................................................3
   I.2 "ADVISORY REPRESENTATIVES"..............................................4
   I.3 "BENEFICIAL OWNERSHIP"..................................................5

II PENALTIES...................................................................6

   II.1 VIOLATIONS OF THE CODE.................................................6
   II.2 PENALTIES..............................................................7
   II.3 DISMISSAL AND/OR REFERRAL TO AUTHORITIES...............................8

III  EMPLOYEE TRADE PROCEDURES.................................................9

   III.1 PRE-CLEARANCE.........................................................9
   III.2 TRADE REPORTS........................................................10
   III.3 POST-REVIEW..........................................................11
   III.4 PRE-CLEARANCE AND REPORTING REQUIREMENTS.............................12
   III.5 CONFIDENTIALITY......................................................12
   III.6 ACKNOWLEDGMENT OF BROKERAGE ACCOUNTS.................................12
   III.7 INITIAL AND ANNUAL HOLDINGS REPORT...................................13

IV       RESTRICTIONS.........................................................14

   IV.1 RESTRICTED SECURITIES.................................................14
   IV.2 SHORT-TERM TRADING PROFITS  (60-DAY TRADING  RULE)....................15
   IV.3 BLACKOUT PERIODS......................................................16
   IV.4 INSIDER TRADING.......................................................15
   IV.5 MARKET TIMING.........................................................15
   IV.6 INDEPENDENT RESEARCH .................................................16
   IV.7 GIFTS AND HOSPITALITY.................................................17
   IV.8 DIRECTORSHIPS AND OTHER OUTSIDE EMPLOYMENT............................17
   IV.9 PURCHASE AND SALES OF MUTUAL FUNDS ADVISED AND SUB-ADVISED BY MAA.....17

V        REGULATORY REQUIREMENTS..............................................17

   V.1 INVESTMENT ADVISERS ACT OF 1940 AND INVESTMENT  COMPANY ACT OF 1940....18
   V.2 REGULATORY CENSURES....................................................17

VI       ACKNOWLEDGMENT AND CERTIFICATION.....................................18


APPENDIX A-FOR ADVISORY PERSONS...............................................19







                                                                     August 2004

I        INTRODUCTION
===============================================================================
I.1      CODE OF ETHICS
                                        Matrix Asset Advisors, Inc. (MAA), as a
                                        registered investment adviser, has an
                                        obligation to maintain a policy
                                        governing personal securities
                                        transactions and insider trading by its
                                        officers and employees. This CODE OF
                                        ETHICS AND POLICY ON PERSONAL SECURITIES
                                        TRANSACTIONS AND INSIDER TRADING
                                        ("Code") is adopted under Rule 17j-1 of
                                        the Investment Company Act of the
                                        Investment Advisers Act. This Code
                                        outlines the policies and procedures for such activities based on the recognition that a fiduciary relationship exists between MAA and its clients. All references in this Code to employees, officers, directors, accounts, departments and clients refer to those of MAA.

                                        In addition to this Code, please refer
                                        to the policies outlined in the Handbook for MAA Team Members and the MAA policy of adhering to the AIMR (ASSOCIATION FOR INVESTMENT MANAGEMENT AND RESEARCH) CODE OF ETHICS AND STANDARDS OF PROFESSIONAL CONDUCT.

                                        Acknowledgment of, and compliance with,
                                        this Code is a condition of employment.

                                        As an employee, you must -
                                        o Be ethical
                                        o Act professionally
                                        o Improve competency
                                        o Exercise independent judgment

                                        To avoid conflicts of interest, MAA
                                        employees, officers, and directors are
                                        required to disclose to its Compliance
                                        Officer all pertinent information
                                        related to brokerage accounts, outside
                                        business activities, and other Code
                                        related information.

I.2      "ADVISORY REPRESENTATIVES"
         ADVISORY REPRESENTATIVES

                                        For the purposes of this Code, MAA
                                        defines "advisory representative" as any director, officer or employee who in connection with his or her regular functions or duties -

                                        o     makes, participates in, or
                                              obtains information regarding the
                                              purchase or sale of a security
                                              for an advisory client or

                                        o     whose functions are related to
                                              the making of any recommendations
                                              with regard to such purchases or
                                              sales.

                                        Because any director, officer or
                                        employee may at some time access or
                                        obtain investment information, MAA
                                        designates ALL DIRECTORS, OFFICERS OR
                                        EMPLOYEES (including independent
                                        contractors, if deemed appropriate) as
                                        "Advisory Representatives," and subject
                                        as a result to the policies and
                                        procedures of the Code. The list of
                                        advisory representatives will be kept
                                        current on an ongoing basis.

I.3      "BENEFICIAL
         OWNERSHIP"
                                        Personal securities transaction reports
                                        must include all accounts in which you
                                        have a beneficial interest and over
                                        which you exert direct or indirect
                                        control, including -

                                        o     accounts of immediate family
                                              members in the same household; and

                                        o     any other account, including but
                                              not limited to those of relatives
                                              and friends, over which you
                                              exercise investment
                                              discretion..........

                                        Direct and indirect control and
                                        beneficial interest may be further
                                        construed to include accounts for which
                                        an Advisory Representative is sole
                                        owner, joint owner, trustee, co-trustee, or attorney-in-fact. Further, subject to the specific provisions of Rule 16a-1(a)(2), beneficial ownership generally means having or sharing, directly or indirectly, through any contract arrangement, understanding, relationship, or otherwise, a direct or indirect "pecuniary interest" in the securities. (i) "Pecuniary interest" means the opportunity, directly or indirectly, to profit or share in any profit derived from a transaction in the securities. (ii) "Indirect pecuniary interest" includes: (a) generally, securities held by members of the person's "immediate family" sharing the same household (which ownership interest may be rebutted); (b) a general partner's proportionate interest in portfolio securities held by a general or limited partnership; (c) a person's right to dividends that is separated or separable from the underlying securities (otherwise, a right to dividends alone will not constitute a pecuniary interest in securities); (d) a person's interest in securities held by a trust; (e) a person's right to acquire securities through the exercise or conversion of any derivative security, whether or not presently exercisable; and (f) a performance-related fee, other than an asset based fee, received by any broker, dealer, bank, insurance company, investment company, investment manager, trustee, or person or entity performing a similar function, with certain exceptions.

PENALTIES
===============================================================================
II.1     VIOLATIONS OF THE CODE

                                        The firm's Compliance Officer will
                                        report violations of the Code monthly to the President. Each Advisory
                                        Representative must immediately report
                                        to the Compliance Officer any known or
                                        reasonably suspected violations of this
                                        Code of which he or she becomes aware.

                                        The Chief Compliance Officer will
                                        undertake an annual review with respect
                                        to the Code to verify that the Code is
                                        being followed. The results of this
                                        review will be set forth in an annual
                                        report by the Chief Compliance Officer
                                        to the Board, not withstanding any
                                        information deemed material in nature,
                                        which the Chief Compliance Officer will
                                        report at the next scheduled Board
                                        meeting. The report shall specify any
                                        related concerns and recommendations and be accompanied by the appropriate exhibits.

II.2     PENALTIES
                                       Penalties for violation of this Code may be imposed on Advisory Representatives as follows:

                                       o  MINOR OFFENSES -
                                       >> First minor offense - Verbal warning;
                                       >> Second minor offense - Written notice;
                                       >> Third minor  offense - $1,000.00 fine
                                          to be donated to the advisory
                                          representative's charity of choice*.

                                       Minor offenses include the following:
                                       failure or late submissions of monthly
                                       trade reports and signed acknowledgments of Code of Ethics forms and certifications, failure to request timely trade pre-clearance, and conflicting pre-clear request dates versus actual trade dates.

                                       o  SUBSTANTIVE OFFENSES -

                                       >>    First substantive offense -
                                             Written notice;
                                       >>    Second substantive offense -
                                             $1,000 or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice*;
                                       >>    Third substantive offense - $5000
                                             fine or disgorgement of profits
                                             (whichever is greater) to be
                                             donated to the advisory
                                             representative's charity of
                                             choice* or termination of
                                             employment and/or referral to
                                             authorities.

                                       Substantive offenses include the
                                       following: unauthorized purchase/sale of restricted securities outlined in the Code, violations of blackouts and short-term trading for profit (60-day rule).

                                       The number of offenses is determined by
                                       the cumulative count over a 12 month
                                       period.

                                       o SERIOUS OFFENSES -
                                            A Fund Manager trading with insider
                                            information and/or "front running"
                                            a client or fund that he/she
                                            manages is considered a "serious
                                            offense". MAA will take appropriate
                                            steps that may include termination
                                            of employment and referral to
                                            governmental authorities for
                                            prosecution.

                                       MAA may deviate from the penalties
                                       listed in the Code where senior
                                       management determines that a more or
                                       less severe penalty is appropriate based on the specific circumstances of that case. Any deviations from the penalties listed in the Code, and the reasons for such deviations, will be documented and maintained in the Code of Ethics files.

                                       * The fines will be made payable to the
                                       Advisory Representative's charity of
                                       choice (reasonably acceptable to MAA)
                                       and turned over to MAA, which in turn
                                       will mail the donation check on behalf
                                       of the Advisory Representative.

II.3     DISMISSAL AND/OR REFERRAL TO
         AUTHORITIES                    REPEATED VIOLATIONS of the Code may
                                        result in dismissal. In addition, a
                                        single flagrant violation, such as fraud or insider trading, will result in immediate dismissal and referral to authorities.

III       EMPLOYEE TRADE PROCEDURES
===============================================================================
III.1    PRE-CLEARANCE

                                        o     ALL ADVISORY REPRESENTATIVES in
                                              the firm must pre-clear personal
                                              securities transactions as
                                              specified in Section III.4.

                                        o     All pre-clearance requests
                                              (requests for prior approval) must
                                              be submitted to a Compliance
                                              Officer. It is the responsibility
                                              of the Advisory Representative to
                                              ensure that a Compliance Officer
                                              receives pre-clearance requests.

                                        o     AT A MINIMUM, indicate the
                                              following information on your
                                              pre-clearance request -

                                              (a)  Transaction Type: BUY or SELL

                                              (b)  SECURITY NAME (INCLUDE COUPON
                                                   RATE AND MATURITY DATE FOR
                                                   FIXED INCOME SECURITIES) AND
                                                   TICKER or CUSIP


                                              (c)  Security Type: COMMON STOCK,
                                                   OPTIONS, or BONDS o Requests
                                                   may be submitted from 9:00 AM
                                                   (EASTERN) UNTIL AN HOUR
                                                   BEFORE THE MARKET CLOSES FOR
                                                   THE DAY. Responses will be
                                                   made as soon as feasible.

                                        o     Pre-cleared trades are VALID FOR
                                              SAME DAY TRADES only. Nexceptions.

                                        o     Pre-clearance does not preclude
                                              the possibility of a potential
                                              conflict appearing after the
                                              execution of an employee trade.
                                              Trades will be screened for
                                              blackout violations and other
                                              conflicts, but month end review of
                                              each personal trade will reveal a
                                              conflict occurring after the trade
                                              is executed.

                                        o     It is the responsibility of each
                                              Advisory Representative to ensure
                                              that the report has been received
                                              by a Compliance Officer.


                                        CERTAIN PERSONAL SECURITIES TRANSACTIONS
                                        SHOULD BE REPORTED WHETHER PRE-CLEARED
                                        OR NOT (SEE SECTION III.5 FOR DETAILS).

     TRADE REPORTS

                                        o     Monthly Trade Reports (in lieu of
                                              quarterly transaction reports
                                              required under 17j-1(d)(ii) and
                                              including all required 17j-1
                                              information) which list personal
                                              securities transactions for the
                                              month must be submitted by
                                              Advisory Representatives NO LATER
                                              THAN THE 10TH DAY AFTER THE END OF
                                              EACH CALENDAR MONTH. If the 10th
                                              day falls on a weekend or a
                                              holiday, the report is due the
                                              business day IMMEDIATELY PRECEDING
                                              this deadline.

                                        o     Monthly Trade Reports must be
                                              submitted using the Monthly Trade
                                              Report form to a Compliance
                                              Officer. IF THERE ARE NO
                                              ACTIVITIES FOR THE MONTH, A REPORT
                                              INDICATING SUCH IS STILL REQUIRED
                                              TO BE SUBMITTED.

                                        o     MAA requires duplicate copies of
                                              monthly brokerage account
                                              statements to be forwarded to a
                                              Compliance Officer. If your broker
                                              is unable to directly send
                                              duplicate copies, please inform
                                              Compliance in writing. When
                                              opening or closing brokerage
                                              accounts, please notify a
                                              Compliance Officer when submitting
                                              the monthly trade report.

                                        o     A Compliance Officer will conduct
                                              a review of all Monthly Trade
                                              Reports as required under
                                              17j-1(d)(v)(3).

                                        o     A List of all Advisory
                                              Representatives required to file
                                              Monthly Trade Reports with their
                                              respective accounts under the
                                              reporting requirements is
                                              maintained. All Advisory
                                              Representatives are notified of
                                              the reporting requirements at the
                                              time of hire by way of the initial
                                              certification with the Code and
                                              annually thereafter as Compliance
                                              with the Code is re-certified.

                                        o     MAA maintains all copies of
                                              Monthly Trade Reports and
                                              pertinent documentation to comply
                                              with the recordkeeping
                                              requirements under 17j-1(f).

III.3    POST-REVIEW
                                      MAA Compliance will match any broker
                                      statements received to pre-clearance
                                      requests. Discrepancies will be documented and may be subject to censures, as outlined in the PENALTIES section of this Code.

                                        Advisory Representative transactions
                                        will also be screened for the following:
                                        o SAME DAY TRADES: Transaction occurring on the same day as the purchase or sale of the same security in a managed account.

                                        o     7-DAY BLACKOUT PERIOD: Transaction
                                              up to and including seven calendar
                                              days before and after the purchase
                                              and/or sale of the same security
                                              in a managed account as described
                                              in Sec IV.3 of the Code (other
                                              non-listed securities).

                                        o     SHORT-TERM TRADING PROFITS:
                                              Purchase/Sale, or vice versa,
                                              occurring within 60 days in the
                                              same security resulting in net
                                              profit. Advisory representatives
                                              are responsible for ensuring that
                                              the 60-day rule is observed when
                                              sale requests are made for
                                              securities previously purchased,
                                              or vice versa.

                                        o     OTHER POTENTIAL CONFLICTS: Certain
                                              transactions may also be deemed in
                                              conflict with the Code and will
                                              warrant additional review,
                                              depending on the facts and
                                              circumstances of the transaction.

III.4    PRE-CLEARANCE AND
         REPORTING                      REQUIREMENTS The table below indicates
                                        pre-clearance and reporting
                                        requirements. Requirements for all other security type transactions must be checked with Compliance.

                                        SECURITY TYPE         PRE-CLEARANCE         MONTHLY
                                                                                  REPORTING
                                        -------------         -------------         -------

                                        Equity transactions (1)     Yes              Yes
                                        Fixed Inc transactions      Yes              Yes
                                        MF advised and sub-advised
                                        by MAA                      Yes              Yes
                                        Exchge traded index fd..... Yes              Yes
                                        US Tsy/Agencies   ......... Yes              Yes
                                        Short term/cash equiv.(3) . No               No
                                        SPP/DRIPs- auto purch (2)   No               No
                                        Employee 401K-
                                        auto purchases (4)          No               Yes
                                        All other securities......Consult Compliance Officer


                                        (1)INCLUDING LISTED OPTIONS.
                                        (2)SALES OF STOCKS FROM SPP OR DRIPS:
                                        PLEASE NOTIFY MAA COMPLIANCE IN WRITING
                                        OF THE SALE AND INCLUDE TRANSACTIONS IN
                                        YOUR QUARTERLY REPORTS.
                                        (3)REPORTING EXCLUDES MONEY MARKET
                                        FUNDS, BANKERS ACCEPTANCES, BANK
                                        CERTIFICATES OF DEPOSIT, COMMERCIAL
                                        PAPER, HIGH QUALITY SHORT TERM DEBT
                                        INSTRUMENTS INCLUDING REPURCHASE
                                        AGREEMENTS AS PER 17J-1(A)(4)(II).
                                        (4)REQUIRES ONLY REPORTING CHANGES IN
                                        INVESTMENT OPTIONS.

III.5    CONFIDENTIALITY                All reports of personal securities
                                        transactions, holdings and any other
                                        information filed pursuant to this Code
                                        will be kept CONFIDENTIAL, provided,
                                        however that such information is also
                                        subject to review by appropriate MAA
                                        personnel (Compliance and/or Senior
                                        Management) and legal counsel and may be
                                        provided to directors and officers of
                                        mutual funds advised or sub-advised by
                                        MAA and their legal counsel. Such
                                        information may also be provided to the
                                        Securities and Exchange Commission
                                        ("SEC") or other government authority
                                        when properly requested or under court
                                        order.
III.6    ACKNOWLEDGMENT OF
     BROKERAGE ACCOUNTS                 All Advisory Representatives are
                                        required to submit a list of all
                                        brokerage accounts as required by the
                                        Code at the time of hire. In addition,
                                        Advisory Representatives are responsible for ensuring that any new or closed accounts are communicated to Compliance monthly when submitting the monthly trading report.

III.7    INITIAL AND ANNUAL
         HOLDINGS REPORT
                                        All Advisory Representatives are
                                        required to report all activity in
                                        brokerage accounts and a statement of
                                        holdings (subject to Code requirements)
                                        within 10 days of employment and
                                        annually. A broker statement will
                                        suffice in lieu of a separate initial or annual holdings report. The Advisory Representative is responsible for ensuring that Compliance receives duplicate copies of statements if those are sent directly by the brokers.

                                        A Compliance Officer will conduct a
                                        review of all initial and annual
                                        holdings reports as required under
                                        17j-1(d)(v)(3).

                                        A List of all Advisory Representatives
                                        required to file initial and annual
                                        holdings reports with their respective
                                        accounts under the reporting
                                        requirements is maintained. All Advisory
                                        Representatives are notified of the
                                        reporting requirements at the time of
                                        hire by way of the initial certification with the Code and annually thereafter as Compliance with the Code is re-certified.

                                        MAA maintains all copies of initial and
                                        annual holdings reports and pertinent
                                        documentation to comply with the
                                        recordkeeping requirements under
                                        17J-1(f).

RESTRICTIONS
===========================================================================

The following are MAA's restrictions on personal trading:

IV.1     RESTRICTED SECURITIES
---------------------------------------- -------------------------------- ----------------------------------------
             SECURITY TYPE                          PURCHASE                               SALE
---------------------------------------- -------------------------------- ----------------------------------------
---------------------------------------- -------------------------------- ----------------------------------------
A.       All Exchange-listed Stocks                 PERMITTED                 PERMITTED, subject to the following:
     and Options and NASDAQ National      Subject to one-day blackout          >> One-day blackout during
     Market Traded Equity Securities      during execution of client           execution of client trades.  MUST
                                          trades.  MUST PRE-CLEAR.             PRE-CLEAR.


---------------------------------------- -------------------------------- ----------------------------------------
---------------------------------------- -------------------------------- ----------------------------------------
B.   Other Non-Exchange-listed Equity               PERMITTED                PERMITTED, subject to the following:
     Securities                                                               >> Seven-day blackout during
                                          Subject to pre-clearance            execution of client trades.
                                          requirements.                       Pre-clearance requirements.

---------------------------------------- -------------------------------- ----------------------------------------
---------------------------------------- -------------------------------- ----------------------------------------
C.   Fixed-Income Securities                        PERMITTED                 PERMITTED, subject to the following:
     Money-Market Instruments >>          Subject to pre-clearance            Excluding Pre-clearance requirements.
                                          requirements

---------------------------------------- -------------------------------- ----------------------------------------
---------------------------------------- -------------------------------- ----------------------------------------
D.   Mutual Funds Advised and                       PERMITTED                 PERMITTED, subject to the following:
     Sub-Advised by MAA                  >>Subject to                         >> Pre-clearance requirements.
                                           pre-clearance requirements


---------------------------------------- -------------------------------- ----------------------------------------
---------------------------------------- -------------------------------- ----------------------------------------
E.   Automatic investment programs                   PERMITTED                PERMITTED
    or direct stock purchase plans        >>   Subject to Code of             >> Subject to Code of Ethics
                                               Ethics reporting               reporting requirements
                                               requirements


---------------------------------------- -------------------------------- ----------------------------------------

IV.2 SHORT-TERM TRADING PROFITS
     (60-DAY TRADING RULE)
                                                 The purchase and sale, and the
                                                 short-sale and purchase, of the
                                                 same security (or equivalent)
                                                 within 60 calendar days and at
                                                 a profit is PROHIBITED.
                                                 o   This  restriction
                                                     applies without regard
                                                     to tax lot
                                                     considerations;
                                                 o   Exercised options are
                                                     not restricted,
                                                     however, purchases and
                                                     sales of options
                                                     occurring within 60
                                                     days resulting in
                                                     profits are
                                                     PROHIBITED;
                                                 o   Exceptions require
                                                     advance written
                                                     approval from the
                                                     firm's Chief
                                                     Compliance Officer (or
                                                     designee).

                                                 Profits from any sale before
                                                 the 60-day period expires may
                                                 require disgorgement. Please
                                                 refer to "Penalties", section
                                                 II of this Code, for additional
                                                 details.

IV.3     BLACKOUT PERIODS

                                                 For Exchange-listed stocks and
                                                 options, NASDAQ National Market
                                                 traded securities and
                                                 Fixed-income securities, a
                                                 one-day firm-wide blackout will
                                                 apply if the issue is being
                                                 traded on behalf of a client at
                                                 the time the pre-clear request
                                                 is made.


                                                 All other non-listed issues are
                                                 subject to a seven-day
                                                 firm-wide blackout period.

                                                 Blackout periods apply to both
                                                 buy and sell transactions.

IV.4     INSIDER TRADING

                                                 MAA considers information
                                                 MATERIAL if there is a
                                                 substantial likelihood that a
                                                 reasonable shareholder would
                                                 consider it important in
                                                 deciding how to act.
                                                 Information is considered
                                                 NON-PUBLIC when it has not been
                                                 disseminated in a manner making
                                                 it available to investors
                                                 generally. Information becomes
                                                 PUBLIC once it is publicly
                                                 disseminated; limited
                                                 disclosure does not make the
                                                 information public (e.g.,
                                                 disclosure by an insider to a
                                                 select group of persons).

                                                 MAA generally defines INSIDER
                                                 TRADING as the buying or
                                                 selling of a security, in
                                                 breach of fiduciary duty or
                                                 other relationship of trust and
                                                 confidence, while in possession
                                                 of material, non-public
                                                 information. INSIDER TRADING IS
                                                 A VIOLATION OF FEDERAL
                                                 SECURITIES LAWS, punishable by
                                                 a maximum prison term of 10
                                                 years and fines of up to $1
                                                 million for the individual and
                                                 $2.5 million for the firm.

                                                 TIPPING of material, non-public
                                                 information is PROHIBITED. An
                                                 Advisory Representative cannot
                                                 trade, either personally or on
                                                 behalf of others, while in
                                                 possession of such information.

                                                 FRONT-RUNNING/SCALPING involves
                                                 trading on the basis of
                                                 non-public information
                                                 regarding impending market
                                                 transactions.

                                                 o    Trading ahead of, or
                                                      "front-running," a client
                                                      or MAA advised or
                                                      sub-advised mutual fund
                                                      order in the same
                                                      security; or
                                                 o    Taking a position in stock
                                                      index futures or options
                                                      contracts prior to buying
                                                      or selling a block of
                                                      securities for a client or
                                                      advised or sub-advised
                                                      mutual fund account (i.e.,
                                                      self-front running).

                                                 SCALPING occurs when an
                                                 Advisory Representative
                                                 purchases shares of a security
                                                 for his/her own account shortly
                                                 before recommending or buying
                                                 that security for long-term
                                                 investment to a client and then
                                                 immediately selling the shares
                                                 at profit upon the rise in the
                                                 market price following the
                                                 recommendation.



IV.5     MARKET TIMING
                                                 Matrix Asset Advisors, Inc.
                                                 prohibits late trading and does
                                                 not engage in market timing
                                                 when trading in mutual fund
                                                 shares on behalf of its
                                                 clients. An Advisory
                                                 Representative cannot, either
                                                 personally or on behalf of
                                                 others, engage in late trading
                                                 or market timing when trading
                                                 in mutual fund shares.

IV.6     INDEPENDENT RESEARCH
                                                 MAA research analysts perform
                                                 independent research of issuers
                                                 and submit such research to the
                                                 Investment Policy Committee and
                                                 Chief Investment Officer.

                                                 Compensation of the research
                                                 analysts is tied to the quality
                                                 of the analysis performed as it
                                                 is reflected in the quality of
                                                 investment selection by the
                                                 Investment Policy Committee and
                                                 the Chief Investment Officer.

IV.7     GIFTS AND HOSPITALITY
                                                 MAA does not allow employees to
                                                 accept excessive gifts and
                                                 hospitality. Any gift or
                                                 hospitality in excess of $250
                                                 must be reported to the Chief
                                                 Compliance Officer.

IV.8    DIRECTORSHIPS AND OTHER    OUTSIDE
        EMPLOYMENT                               MAA prohibits employees to
                                                 assume directorships for
                                                 for-profit organizations,
                                                 public or private companies or
                                                 to secure other outside
                                                 employment except where express
                                                 approval is received from the
                                                 Chief Compliance Officer.

IV.9    PURCHASES AND SALES OF MUTUAL FUNDS
        ADVISED AND SUB-ADVISED BY MAA MAA
                                                 requires pre-clearance of all
                                                 transactions in mutual funds
                                                 advised and sub-advised by MAA.
                                                 Monthly reporting of purchases
                                                 and sales of such mutual funds
                                                 is also required.


                                                 MUTUAL FUND HOLDINGS

                                                 Advisory Representatives are
                                                 required to report holdings in
                                                 mutual funds advised and
                                                 sub-advised by MAA.


                                                 MUTUAL FUND TRANSACTIONS
                                                 Transactions in MAA advised and
                                                 sub-advised mutual funds are
                                                 required to be pre-cleared. On
                                                 a monthly basis, Advisory
                                                 Representatives are required to
                                                 report any purchases or sales
                                                 of MAA advised and sub-advised
                                                 mutual funds.

                                                 EMPLOYEE 401K PLANS

                                                 Advisory Representatives are
                                                 required to report investment
                                                 option changes for MAA advised
                                                 and sub-advised mutual funds
                                                 for their 401K plans.

                                                 90 DAYS HOLDING PERIOD

                                                 Advisory Representatives are
                                                 required to hold shares in MAA
                                                 advised and sub-advised mutual
                                                 funds for 90 days as outlined
                                                 in MAA's Employee Trading
                                                 Policy and Procedures.

REGULATORY REQUIREMENTS
==============================================================================
V.1  INVESTMENT ADVISERS ACT
     OF 1940 AND INVESTMENT
     COMPANY ACT OF 1940                The SEC considers it a violation of
                                        generalantifraud provisions of federal
                                        securities laws whenever an adviser,
                                        such as MAA, engages in fraudulent,
                                        deceptive or manipulative conduct. As a
                                        fiduciary to client assets, MAA cannot
                                        engage in activities which would result
                                        in conflicts of interests (for example,
                                        "front-running," scalping, or favoring
                                        proprietary accounts over those of the
                                        clients').


V.2  REGULATORY CENSURES
                                        The SEC can censure, place limitations
                                        on the activities, functions, or
                                        operations of, suspend for a period not
                                        exceeding twelve months, or revoke the
                                        registration of any investment adviser
                                        based on a:

                                        >>   Failure reasonably to supervise,
                                             with a view to preventing
                                             violations of the provisions of the
                                             federal securities laws, an
                                             employee or a supervised person who
                                             commits such a violation.
                                        >> However, no supervisor or manager
                                        shall be deemed to have failed
                                        reasonably to supervise any person, if
                                        (a)      there have been established
                                                 procedures, and a system for
                                                 applying such procedures, which
                                                 would reasonably be expected to
                                                 prevent and detect, insofar as
                                                 practicable, any such violation
                                                 by such other person and
                                        (b)      such supervisor or manager has
                                                 reasonably discharged the
                                                 duties and obligations
                                                 incumbent upon him/her by
                                                 reason of such procedures and
                                                 systems without reasonable
                                                 cause to believe that such
                                                 procedures and system were not
                                                 being complied with.

ACKNOWLEDGEMENT AND CERTIFICATION
==============================================================================

I certify that I have received, read, understood and recognize that I am subject to Matrix Asset Advisors, Inc.'s CODE OF ETHICS AND POLICY ON PERSONAL SECURITIES TRANSACTIONS AND INSIDER TRADING. This Code is in addition to MAA's policy on adhering to the AIMR (Association for Investment Management and Research) Code of Ethics and Standards of Professional Conduct, as outlined in the MAA Employee Handbook.

In addition to certifying that I will provide complete and accurate reporting as required by the Code and have complied with all requirements of the Matrix Asset Advisors, Inc. Code, I certify that I will not:

o Execute any prohibited purchases and/or sales, directly or indirectly, that are outside those permissible by the Code;

o Employ any device, scheme or artifice to defraud Matrix Asset Advisors, Inc., or any company;

o Engage in any act, practice or course of business which operates or would operate as a fraud or deceit upon Matrix Asset Advisors, Inc. or any company;

o Make any untrue statement of a material fact, or omit to state a material fact necessary in order to make the statements, in light of the circumstances under which they are made, not misleading;

o Engage in any manipulative practice with respect to Matrix Asset Advisors, Inc. or any company;

o    Trade on inside information;

o    Trade ahead of or front-run any transactions for MAA managed accounts;

o    Trade without obtaining the necessary pre-clearance.

I understand that it is a violation of the Code to fail to submit a record of my personal securities transactions within 10 calendar days of month-end.

I understand that, as an employee of Matrix Asset Advisors, Inc., it is my responsibility to submit a list of all brokerage accounts in which I have beneficial ownership or interest and control (as defined in the Code). Additionally, I will notify Matrix Asset Advisors, Inc. Compliance upon opening or closing brokerage accounts monthly.

ANY EXCEPTIONS, WHERE APPLICABLE, ARE NOTED AS FOLLOWS:



_______________________
Signature                                           Date


_______________________
NAME (Print)

THE ACKNOWLEDGMENT AND CERTIFICATION FORM IS DUE 10 DAYS FROM DATE OF RECEIPT. SIGNED COPIES MUST BE SUBMITTED TO A COMPLIANCE OFFICER.


                    APPENDIX A- FOR ADVISORY REPRESENTATIVES


----------------------------- -------------------------------- ----------------------------------------
             CODE SECTION               HOW APPLIED                       HOW ADMINISTERED
----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
PENALTIES                     Penalties will be assessed as    A Compliance Officer will apply and
                              described in the policy if       report penalties as applicable.
                              Advisory Representatives
                              violated the applicable
                              sections of the Code.
----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
MONTHLY TRADE REPORTS         Monthly Trade reports will be    A Compliance Officer will collect
                              required each month for all      trade reports for Advisory
                              personal securities trading as   Representatives.  Monthly Trade
                              defined in the Code. Monthly     Reports must be received by a
                              Trade Reports are in lieu of     Compliance Officer by the 10th day of
                              quarterly transaction reports    the month for the previous month's
                              required under 17j-1(d)(ii)      trading activity.  It is the
                              and include all required 17j-1   responsibility of the Advisory
                              information.                     Representative to ensure that a

                                                               Compliance Officer
                                                               receives the Monthly
                                                               Trade Report within
                                                               the 10-day
                                                               timeframe.

----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
POST REVIEW                   Trades will be reviewed to       A Compliance Officer will conduct post
                              assure that all reports were     review of trade reports.
                              submitted timely and to
                              ascertain any improprieties.
----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
ACKNOWLEDGEMENT               Advisory Representatives are     A Compliance Officer will collect and
OF BROKERAGE ACCOUNTS         required to notify a             review monthly trade reports
                              to Compliance Officer if they    determine if any brokerage accounts
                              have opened or closed a          have been opened or closed
                              for brokerage account when       Advisory Representatives.
                              submitting a monthly
                              trade report.
----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
INITIAL AND ANNUAL            Initial reports will be          A Compliance Officer will collect and
 HOLDINGS REPORT              required at hire and annual      review initial and annual holdings
                              holdings at each year-end for    reports for Advisory Representatives.
                              all Advisory Representatives.    Initial and annual holdings reports
                              Broker statements may be used    must be submitted to a Compliance
                              to satisfy these                 Officer within 10 days of hire and
                              requirements.                    following each year-end.  Initial and
                                                               annual holdings
                                                               reports must contain
                                                               current holdings
                                                               information (as of
                                                               date no more than 45
                                                               days prior to the
                                                               date the report is
                                                               submitted).


----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------
INSIDER TRADING              Insider trading restrictions     Trade reviews described above seek to
RESTRICTIONS                 will apply as described in the   identify any cases of insider trading.
                             Code.
----------------------------- -------------------------------- ----------------------------------------
----------------------------- -------------------------------- ----------------------------------------

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